First Amendment To
Standard Lease Agreement

THIS FIRST AMENDMENT TO STANDARD LEASE AGREEMENT ("First Amendment") is made this 20th day of February, 2015 (the "Effective Date, which shall be the date of full execution by both parties), by and between Golden Cove, LLC, ("Landlord") and Powerstorm Capital Corp. and Michael J. Freni (collectively the "Tenant"). Landlord and Tenant are sometimes hereinafter referred to as the "Parties" collectively or a "Party" individually.

RECITALS

This First Amendment is made with reference to the following facts:

A. The Parties entered into that certain Standard Lease Agreement dated October 18, 2013 as (collectively the "Lease"), covering certain commercial property located at 31244 Palos Verdes Dr. West Suite 245, Rancho Palos Verdes, California, and containing approximately 850 square feet of floor area (the "Existing Premises").

B. The Commencement Date of the Lease is January 1, 2014.

C. The Parties now wish to amend the Lease to, among other things; (i) increase the Premises from 850 square feet to approximately 2,050 square feet, (ii) extend the Term of the Lease to February 28, 2021, and (iii) modify the Minimum Rent.

D. Tenant, at its sole cost and expense, desires to design, entitle, and construct improvements to the Premises.

E. Tenant has conducted its research with the City of Rancho Palos Verdes and is satisfied with the condition of the Expanded Premises.

F. Tenant has a balance due to Landlord in the amount of $200.00 for the short payment of January and February 2015 Minimum Rent. Tenant shall make payment to Landlord at the time of signing this First Amendment.

NOW THEREFORE, in consideration of the mutual covenants, promises and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Date the Parties agree as follows:

AGREEMENT

1. Recitals. The above Recitals are incorporated herein by reference.

2. Addition to Premises. Subject to the terms and conditions of the Lease and this First Amendment, Tenant hereby accepts from Landlord that certain space of approximately one thousand two hundred (1,200) square feet of floor area, adjacent to and contiguous with the Existing Premises, depicted in the cross-hatched section of Exhibit "A-2" attached hereto (the "Addition"). All terms and provisions of the Lease shall apply to the Addition as of the Effective Date, except as otherwise set forth herein. Tenant, at its sole cost and expense, covenants and agrees to diligently pursue the planning, construction, remodeling and renovation of the Addition and Existing Premises into a single habitable unit.

   On the Effective Date, Landlord delivers to Tenant and Tenant accepts from Landlord the Addition (the "Delivery Date").

   The "Expanded Premises" is defined as the Existing Premises plus the Addition, both of which, shall be approximately 2,050 square feet of floor area shown on Exhibit "A-2" attached hereto.

3. Expanded Premises Commencement Date. Subject to the terms and conditions of this First Amendment, Tenant shall commence to pay Minimum Rent on the Expanded Premises and all other charges hereunder on March 1, 2015 (the "Expanded Premises Commencement Date"). Notwithstanding the foregoing, Tenant shall pay all utilities for the Addition and the Expanded Premises as of the Delivery Date. Tenant, at its sole cost and expense, is required to disconnect any utilities within the Addition and connect those utilities to Tenant's meters.

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4. Integration with Original Lease. Upon the Execution of this Agreement, the following modifications and amendments shall be deemed incorporated into and made a part of the Lease for all purposes:

   (a) Premises. The definition of "Premises," contained in Section 2 of the Lease is the same definition within this First Amendment. Paragraph F of the Basic Lease Provisions shall be amended and modified to the following:

   Premises: The area shown by hatch-marks on Exhibit "A-1" of the First Amendment located at the following address and containing the following approximate measurements (Section 2):

   Address: 31244 Palos Verdes Dr. West Suite 245, Rancho Palos Verdes, CA 90275
   Floor Area: Approximately Two Thousand and Fifty (2,050) square feet.

   (b) Expanded Premises Minimum Rent. Commencing on July 1, 2015 and continuing through February 28, 2021, the monthly Minimum Rent shall be amended and modified to $4,800.00 per month (initially). Tenant will continue to pay $2,600.00 per month between the Expanded Premises Commencement Date and June 30, 2015.

5. Landlord's Work. There is no Landlord's work nor any monies contributed from Landlord to Tenant. If Landlord incurs any cost or expense, for any reason, Tenant shall reimburse Landlord for all of its costs and expenses.

6. Tenant's Work. In addition to Section 2 of this First Amendment, Tenant, at its sole cost and expense, is to (i) construct improvements to the Premises, (ii) install carpet and/or wood flooring with moisture barrier underlayment and soundproofing materials below the finish flooring layer, (iii) replace damaged ceiling tiles, (iv) replace light fixture covers, (v) remove existing bathroom, (vi) build a new kitchen in the existing bathroom area, (vii) install a garbage disposal under the new kitchen sink(s), and (viii) install new storefront windows and doors per Landlord's written approval of Tenant's design. Tenant is responsible to make Premises and all storefront windows in compliance with any government laws and relating to accessibility or of the American Disability Act.

7. Miscellaneous.

   7.1 Capitalized Terms/Definitions. Each capitalized term used in this First Amendment and not defined herein shall be deemed to have the same meaning ascribed to it in the Lease.

   7.2 Continuing Effect. Except as specifically provided in this First Amendment, the provisions of the Lease shall remain unchanged and in full force and effect. In the event of a conflict between the Lease and this First Amendment, this First Amendment shall control.

   7.3 Authority. Each person executing this First Amendment on behalf of a Party represents and warrants that it has the full power, authority, and legal right to execute and deliver this First Amendment on behalf of such Party and that this First Amendment constitutes the legal, valid, and binding obligations of such Party, its heirs, representatives, successor and assigns, enforceable against such Party or Parties in accordance with its terms.

   7.4 Approvals. Tenant warrants and represents to Landlord that Tenant has obtained any approvals from any third parties that are necessary to make this First Amendment enforceable against Landlord and all such third parties, their heirs, representatives, successors and assigns. Tenant shall defend, indemnify and save harmless Landlord from and against all losses, claims, demands, damages, liabilities, costs and attorneys' fees resulting from a breach of, or inaccuracy in, any of the representations and warranties set forth in this section.

   7.5 No Construction Against Draftsman. No inference in favor of or against any Party shall be drawn from the fact that such Party has drafted any provision of this First Amendment or that such provisions have been drafted on behalf of said Party.

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8. Exhibits. The Following exhibits are attached to this Amendment and by this reference incorporated herein:

Exhibit "A-1"	Premises
Exhibit "A-2"	Addition to Existing Premises

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment effective as of the day and year set forth above.

LANDLORD:
GOLDEN COVE, LLC,

By: ______________________
Name: Tucson Zarrabian
Title: Manager

TENANT
Powerstorm Capital Corp

By: ______________________
Name: Michael J. Freni
Title: Chief Executive Officer and Chairman

By: ______________________
Name: Michael Jacques Freni

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First Amendment To
Standard Lease Agreement

Exhibit "A-1'
Premises



HAWTHORNE BLVD
PALOS VERDES DR. WEST
TRADER JOE'S
SUBWAY
SWAN THAI
Peninsula Montessori School
Admiral Risty
Urgent Care
Pharmacy
Brew Pub
Sid's Jewelry
Posh Nails
Physical Therapy
Galaxy Office
Tomatillo
State Farm
Color Key
First Parking Level
Second Level
Street Level

First Amendment To
Standard Lease Agreement

Exhibit "A-2"
Addition to Existing Premises


HAWTHORNE BLVD
PALOS VERDES DR. WEST
TRADER JOE'S
SWAN THAI
Peninsula Montessori School
Admiral Risty
Pharmacy
Urgent Care
Brew Pub
Sid's Jewelry
Posh Nails
Galaxy Office
Tomatillo
Color Key
First Parking Level
Second Level
Street Level
Addition
Existing Premises